                                                               EXHIBIT 11.1

                             JEFFERSON SMURFIT CORPORATION
                           CALCULATION OF PER SHARE EARNINGS
                         (In millions, except per share data)

                                            Three months ended      Nine months ended
                                                September 30,           September 30,
                                               1997<F2>    1996<F2>    1997<F1>   1996<F2>
Primary earnings per share
Weighted average shares outstanding              111          111         111        111

Income (loss) applicable to common
   shares before extraordinary item           $   8         $  22      $  (3)      $ 102
Extraordinary item                                                                    (4)
Net income (loss) applicable to common
   shares                                     $   8         $  22      $  (3)      $  98

Per share amounts
   Income (loss) before extraordinary item    $ .07         $ .20      $(.03)      $ .92
   Extraordinary item                                                               (.04)
   Net income (loss) applicable to common
           shares                             $ .07         $ .20      $(.03)      $ .88



Fully diluted earnings per share
Weighted average shares outstanding              111          111         111        111

Income (loss) applicable to common
   shares before extraordinary item            $   8        $  22       $  (3)     $ 102
Extraordinary item                                                                    (4)
Net income (loss) applicable to common
   shares                                      $   8        $  22       $  (3)     $  98

Per share amounts
   Income (loss) before extraordinary item     $ .07        $ .20       $(.03)     $ .92
   Extraordinary item                                                               (.04)
   Net income (loss) applicable to common
     shares                                    $ .07        $ .20       $(.03)     $ .88

<F1> The computations do not include common stock equivalents associated with stock options which would have been antidilutive.
<F2> The computations do not include common stock equivalents associated with stock options since the dilutive effect on earnings per share is not material.

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